Exhibit 99.1

Odysight.ai Announces First Quarter 2024 Financial Results and Provides Corporate Update

OMER, Israel, May 16, 2024 – Odysight.ai Inc. (OTCQB: ODYS), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, announced financial results for the three months ended March 31, 2024. As of March 31, 2024, Odysight.ai had $15.6 million of cash and short-term deposits on its balance sheet.

The Company reported a U.S. generally accepted accounting principles (GAAP) net loss of $3.2 million and a non-GAAP net loss of $2.7 million for the first quarter of 2024, compared to a GAAP net loss of $2.7 million and a non-GAAP net loss of $2.3 million for the first quarter of 2023. The increase is a result of enlarging our focus on R&D activities and expanding our selling and marketing efforts in the I4.0 domain (aviation, transportation and energy industries). A reconciliation between GAAP net loss and non-GAAP net loss is provided as a part of this release.

Key highlights:

●	Company’s backlog amount exceeds $3.5 million – providing strong indication of a sustained demand for our products or services.

●	The Company’s efforts continue to yield positive results within the aviation and defense markets. Selected recently secured orders and updates are provided below:

-	Odysight.ai Receives Purchase Order for its Predictive Maintenance System for the Israel Air Force Boeing AH-64 Apache Attack Helicopter Prototype - In February 2024, Odysight.ai announced a strategic collaboration with the Israeli Ministry of Defense (IMOD) involving a purchase order to deploy its cutting-edge PdM system in the Boeing AH-64 Apache attack helicopter prototype of the Israel Air Force (IAF). The partnership marks a significant milestone, showcasing the integration of our autonomous, visual monitoring and predictive maintenance technology into the world’s leading attack helicopter, setting new standards for aviation safety and operational efficiency. There are approximately 2,700 Boeing AH-64 Apache attack helicopters deployed worldwide.

-	Odysight.ai Receives Purchase Order from an International Defense Contractor for its Visual Based Predictive Maintenance System, to be Installed in an Upgraded Israel Air Force (IAF) Maritime Version Sikorsky-Lockheed Martin SH-60 Seahawk – In March 2024, Odysight.ai announced the receipt of a purchase order exceeding $1 million from a major international defense contractor for the Company’s cutting-edge visual sensing and AI analytics solution. The systems will be installed in upgraded Lockheed Martin (Sikorsky) SH-60 Seahawk Maritime Rotary Wing Aircraft of the Israel Air Force.

Odysight.ai believes the purchase order showcases the uniqueness of its innovative PdM systems for the aerospace industry and is an important milestone in the Company’s systems transitioning aviation from legacy to AI driven maintenance solutions. More than 4,000 UH-60 Black Hawk aircraft, and its variants such as the SH-60 Seahawk, are currently in service worldwide. The addressable market for the Company’s rotary wing aircraft system is more than a $1bn.

-	Odysight.ai Receives a Purchase Order from Tel Aviv University for the Israel Ministry of Defense for a Bespoke System Based on Its Proprietary Visual Sensors – In May 2024, Company announced the receipt of a purchase order from Tel Aviv University for a research and development project of the Israeli Ministry of Defense for a bespoke system based on the Company’s proprietary visual sensors. Odysight.ai believes the purchase order showcases the wide variety of applications for its visual know-how and proven expertise.

●	Appointment of Einav Brenner as Chief Financial Officer - The Company has enhanced its managerial structure by appointing Ms. Einav Brenner to the position of Chief Financial Officer.

“Our unique visualization and AI platform solution is getting traction and with our backlog surpassing $3.5 million, we see a trend of growing demand for our solutions across multiple industries. Our successes in the aviation and defense sectors, including strategic partnerships with the Israeli Ministry of Defense, mark important milestones in our journey of shaping the future of aviation maintenance with AI-driven technologies,” said Yehu Ofer, Chief Executive Officer.

“Additionally, the purchase order from Tel Aviv University highlights the increasingly diverse applications of our proprietary technology and demonstrates the depth of our offering. Lastly, I’m delighted to welcome Einav Brenner as our new Chief Financial Officer, strengthening our leadership team as we continue to drive commercial growth.”

SUPPLEMENTAL RECONCILIATION TO NON-GAAP RESULTS

U.S. dollars in thousands

	Three months ended March 31,
	2024	2023
GAAP operating loss	(3,364)	(2,779)
Stock based compensation in cost of revenues	9	3
Stock based compensation in research and development	135	140
Stock based compensation in sales and marketing	50	41
Stock based compensation in general and administrative	306	164
Non-GAAP operating loss	(2,864)	(2,431)

GAAP net loss	(3,162)	(2,686)
Stock based compensation	500	348
Non-GAAP net loss	(2,662)	(2,338)

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding sustained demand for the Company’s products, the Company’s positive trajectory in commercializing its products and optimism about future growth. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xv) political, economic and military instability in Israel, including the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654